Exhibit 99.3

Citius Pharmaceuticals Announces Closing of $9.6 Million Bought Deal Offering and Full Exercise of Underwriter’s Option to Purchase Additional Shares

CRANFORD, N.J., August 10, 2020 -- Citius Pharmaceuticals, Inc. ("Citius" or the "Company") (Nasdaq: CTXR), a specialty pharmaceutical company focused on developing and commercializing critical care drug products, announced today the closing of its previously announced underwritten public offering of 9,159,524 shares of common stock of the Company, including the exercise in full by the underwriter of the option to purchase an additional 1,194,720 shares of common stock, at a price to the public of $1.05 per share.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

The gross proceeds to Citius, before deducting underwriting discounts and commissions and offering expenses, are approximately $9.6 million. The Company intends to use the net proceeds from this offering for general corporate purposes, including its Phase 3 clinical Mino-Lok® trial for the treatment of catheter related bloodstream infections, development of Mino-Wrap, its Phase 2b trial of Halo-Lido cream for the treatment of hemorrhoids, its other product development initiatives and working capital and capital expenditures.

The shares of common stock were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-221492) originally filed with the Securities and Exchange Commission (the "SEC") on November 9, 2017, and declared effective by the SEC on December 15, 2017. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives and cancer care. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price and include, among others, statements regarding the intended use of net proceeds from the public offering. Factors that could cause actual results to differ materially from those currently anticipated are: market and other conditions; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; the risk of successfully negotiating within the option period a license agreement with Novellus, Inc. for our planned Novecite therapy for ARDS; risks associated with conducting clinical trials and drug development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6677 x105

ascott@citiuspharma.com